UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2011
OMNIAMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34605	27-0983595

(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1320 South University Drive, Suite 900, Fort Worth, Texas	76107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 367-4640
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 25, 2011, the Board of Directors of OmniAmerican Bancorp, Inc. (the “Company”) appointed Wesley R. Turner to the Company’s Board of Directors. Mr. Turner has over 35 years of experience in the newspaper publishing industry. He was the President and Publisher of the Fort Worth Star Telegram from 1997 to 2007.
     There were no understandings or arrangements with any person regarding Mr. Turner’s appointment to the Board. He has not participated in any transactions with the Company that, in the aggregate, exceed $120,000.
     The full text of the press release announcing Mr. Turner’s appointment to the Company’s Board of Directors is set forth in Exhibit 99.1.

Item 8.01	Other Events
     On January 25, 2011, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intends to repurchase, in the open market and in privately negotiated transactions, up to 5 percent (approximately 595,125 shares) of the Company’s outstanding shares. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. A portion of the shares repurchased may in the future be used to fund stock-based benefit plans. A press release containing this announcement is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit Number	Description
99.1	Press Release dated January 26, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OmniAmerican Bancorp, Inc.
DATE: January 26, 2011	By:	/s/ Deborah B. Wilkinson
Deborah B. Wilkinson
Senior Executive Vice President and Chief Financial Officer

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